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Exhibit 23
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                CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Merry-Go-Round Enterprises, Inc.
(Debtor-in-Possession)


We consent to incorporation by reference in the Registration Statements (No. 33-15207, No. 33-35947 and No. 33-68048) on
Form S-8 of Merry-Go-Round Enterprises, Inc.
(Debtor-in-Possession) of our reports dated April 5, 1994, relating to the consolidated balance sheets of Merry-Go-Round Enterprises, Inc. (Debtor-in-Possession) as of January 29, 1994 and January 30, 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 29, 1994 and related financial statement schedules, which reports are included in or incorporated by reference in the January 29, 1994 annual report on Form 10-K of Merry-Go-Round Enterprises, Inc. (Debtor-in-Possession).

Our report on the consolidated financial statements of the Company, dated April 5, 1994, contains an explanatory paragraph that states that the uncertainties inherent in the bankruptcy process raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements and financial statement schedules do not include any adjustments that might result from the outcome of these uncertainties.
                             KPMG PEAT MARWICK

Baltimore, Maryland
April 28, 1994
4643/BLUSEC